COMMON STOCK PURCHASE AGREEMENT FOR PLASTRON ACQUISITION Corp. II

Dated April 20, 2011

Pursuant to the original stock purchase agreement entered into in May of 2009, by and between **Plastron Acquisition Corp. II,** a Delaware corporation with an address at 712 5Th Ave, New York NY 10019 and **Charles Allen**, an individual with an address 1881 N. Nash street, apt 701 Arlington, VA 22209;

WHEREAS, Plastron Acquisition Corp II, the purchaser, hereby agrees to buy all shares of common stock owned by Charles Allen (aggregate of 61,856 shares of common stock) upon the terms and conditions hereof;

In consideration of the premises and mutual agreements herein contained, the Purchaser and Charles Allen (the Seller) hereby agree as follows;

The Purchaser will purchase said shares for a purchase price equal to $927.84

and deliver payment via check or wire on the agreed upon date.

This agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganizations and moratorium laws and other laws of general application affecting enforcement of creditors rights generally.

This Agreement, constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written;

PLASTRON ACQUISITION CORP II

By: ______________________

Name: Philip Wagenheim

Title: Secretary and Director

SELLER

By: ______________________

Charles Allen